LINE OF CREDIT AND SECURITY AGREEMENT

This Line of Credit and Security Agreement (the "Agreement") is effective as of the 3rd day of November 2009 by and between Caledonia Capital Corporation, a Delaware corporation (the “Lender”), and SteelCloud, Inc., a Virginia corporation (the "Borrower"), who mutually agree as follows:

1.           Lender agrees that from time to time during the term of this Agreement, provided, no default shall have occurred hereunder or under the “Revolving Line of Credit Promissory Note” (defined below), it shall at its sole discretion lend to Borrower sums which, in the aggregate principal amount outstanding at any one time, shall not exceed One Hundred Fifty Thousand Dollars ($150,000), exclusive of accrued interest (the "Credit").

(a)          The Credit shall be a revolving credit and Borrower may, subject to the provisions of this Agreement, request advances, repay and reborrow amounts during the continuation of the Credit, subject to the applicable provisions of this Agreement. Each such revolving credit loan made hereunder (an "Advance") shall have a scheduled maturity date of the earlier of (i) March 31, 2010, or (ii) the date that the Borrower shall have raised a total of $1,000,000 in New Equity Capital from one or more investors (“Scheduled Maturity Date”).  For the purposes of this clause, New Equity Capital shall be defined as capital invested in the equity of the Borrower accompanied by the issuance by the Borrower of shares of stock which were not trading in the public markets prior to the date of the execution of this Line of Credit Agreement.  Each Advance shall be included on the Schedule A contained in the "Revolving Line of Credit Promissory Note" referred to in paragraph 1(c) below and which is made a part hereof.

(b)          This Agreement shall terminate on the Scheduled Maturity Date. Notwithstanding the above, if any Advances made hereunder are still outstanding on the Scheduled Maturity Date, this Agreement shall continue in full force and effect with respect to such Advances until such Advances are repaid.

(c)           The obligation of Borrower to repay the aggregate unpaid principal amount of the Advances and interest thereon shall be evidenced by a single promissory note of Borrower containing a clause stating that such note is subject to the provisions of this Agreement (the "Revolving Line of Credit Promissory Note").  The Revolving Line of Credit Promissory Note shall be in substantially in the form attached hereto as Exhibit A, with any blanks appropriately completed, payable to the order of the Lender in a face amount equal to the Credit, bearing interest as set forth in paragraph 1(d) hereof.  The Revolving Line of Credit Promissory Note shall be dated, and shall be delivered to Lender, on the date of the execution and delivery of this Agreement by Borrower. Lender shall, and is hereby authorized by Borrower to, endorse on the schedule contained on the Revolving Line of Credit Promissory Note, or on a continuation of such schedule attached thereto and made a part thereof and hereof, appropriate notations regarding the Advances evidenced by the Revolving Line of Credit Promissory Note as specifically provided therein; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Line of Credit Promissory Note to repay all Advances with interest thereon.

(d)          The unpaid principal amount of an Advance shall bear interest prior to its Scheduled Maturity Date at fifteen percent (15%) per year.  Principal and interest shall be payable pursuant to the terms of the Revolving Line of Credit Promissory Note.

2.           As a condition subsequent to each Advance hereunder, Borrower will, within 10 business days of the Advance, issue to Lender warrants (the “Warrants”) to purchase 2.5 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) for every dollar of such Advance.  Each warrant entitles the Lender to purchase 2.5 shares of SteelCloud, Inc., Common Stock for every dollar of each Advance and shall be exercisable at any time and from time to time at the stated price described below.  The purchase price for each share of Common Stock to be purchased under the Warrants will be $0.25 per share.  In no event shall the Warrants be exercisable for more than 19.99% of the aggregate Common Stock issued and outstanding at any time or more than 19.99% of the voting power outstanding before the issuance of such Warrants.  The terms of the Warrants shall be as set forth in the form attached hereto as Exhibit B.   Failure of Borrower to issue a Warrant within 10 business days after an Advance, as required above, shall constitute an Event of Default hereunder.

3.       As collateral security for the Credit and any and all other liabilities and obligations of the Borrower to Lender hereunder and/or any documents evidencing or securing the Credit (collectively the “Loan Documents”), whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and no matter how the same may be evidenced or shall arise (hereinafter collectively referred to as the "Obligations"), Borrower does hereby pledge and assign, unto Lender, and does hereby grant unto Lender a security interest pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Virginia (the "UCC") in and to the collateral (the "Collateral") listed below in subparagraphs A through D together with all present and future substitutions, replacements and accessories thereto and all present and future proceeds and products thereof, in any form whatsoever.

A.           Furniture, Fixtures, Equipment and Supplies.

(i)  All furniture, fixtures, equipment and supplies of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, tools, dies, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (ii) all present and future documents of title relating to any of the foregoing; (iii) all present and future rights, claims and causes of action of Borrower in connection with the purchase of (or contracts for the purchase of), or warranties relating to, or letters of credit (and the proceeds thereof) issued or assigned for the benefit of Borrower relating to, or damages to, goods held or to be held by Borrower as equipment; (iv) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and (v) all present and future general intangibles of Borrower in any way relating to any of the foregoing, including, without limitation, all intellectual property associated with, used or useable in connection with, or necessary for the manufacture, operation, sale or lease of, any of the foregoing.

B.            Receivables.

(i) All of Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and general intangibles, including all intellectual property; (ii) all present and future customer lists of Borrower; (iii) all present and future tax refunds of Borrower and all present and future rights of Borrower to refunds or returns of prepaid expenses, including unearned insurance premiums; (iv) all present and future judgments, orders, awards and decrees in favor of Borrower and causes of action in favor of Borrower; (v) all present and future claims, rights of indemnification and other rights of Borrower under or in connection with any contracts or agreements to which Borrower is or becomes a party or third party beneficiary, including letters of credit (and the proceeds thereof) issued or assigned for the benefit of Borrower; (vi) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of Borrower; (vii) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit or reclamation; (viii) all rights which Borrower may now or at any time hereafter have, by law or agreement, against any account debtor or other obligor of Borrower and all rights, liens and security interests which Borrower may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of Borrower; (ix) all present and future interests and rights of Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which Borrower is a party, as lessor, sublessor, lessee or sublessee; (x) all other present and future contingent and noncontingent rights of Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise; (xi) any and all payments on account of the “Earnout Amount” hereafter paid or payable to Borrower pursuant to the terms of that certain Asset Purchase Agreement dated July 10, 2009 (the “Purchase Agreement”) between Borrower as seller and NCS Technologies, Inc., a Virginia corporation, as buyer; and  (xii) all deposit accounts now or hereafter maintained or established by, for or on behalf of Borrower with any bank or other person, and all balances of funds now or hereafter on deposit in all such accounts, including, without limitation, all checking accounts, collection accounts, lockbox accounts, disbursement accounts and concentration accounts; and (xii) all present and future cash of Borrower.

C.            Intangibles.

All general intangibles, whether now owned or hereafter acquired by Borrower, including without limitation, choses in action, causes of action, corporate and business books and records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, service marks, service names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guarantees, security interests or other security held by or granted to Borrower, all rights to indemnification, all leasehold rights and interests of Borrower and all other intangible property of every kind and nature.

D.            Inventory.

(i)  All inventory of Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in progress, finished goods, goods returned or repossessed, and goods held for demonstrations, marketing or similar purposes; (ii) all present and future materials and supplies of Borrower used, useable or consumed in the course of Borrower's business, whether relating to the manufacture, assembly, installation, repair, packaging, packing or shipment of goods by Borrower, or relating to advertising or any other aspect of Borrower's business; (iii) all present and future property of Borrower, in, on or with which any of the foregoing is stored or maintained; (iv) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; (v) all present and future documents of title relating to any of the foregoing; (vi) all present and future customer lists of Borrower; (vii) all present and future rights of Borrower in connection with goods consigned to or by Borrower; (viii) all present and future rights of Borrower as an unpaid seller of goods, including rights of stoppage in transit and reclamation; (ix) all present and future rights, claims and causes of action of Borrower in connection with purchases of (or contracts for the purchase of), or warranties relating to, or letters of credit (and the proceeds thereof) issued or assigned for the benefit of Borrower relating to, or damages to, goods held or to be held by Borrower as inventory; and (x) all the present and future general intangibles of Borrower in any way relating to any of the foregoing, including, without limitation, all intellectual property associated with, used or useable in connection with, or necessary for the manufacture, operation, sale or lease of, any of the foregoing.

At any time and from time to time, upon the written request of Lender, and at the sole and reasonable expense of the Borrower, Borrower shall promptly and duly give, execute, deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers granted under this Agreement, including filing UCC Financing Statements. Borrower hereby authorizes Lender to file any such financing statement or continuation statement without the signature of Borrower to the extent permitted by law.

Borrower hereby represents, warrants and covenants that (i) Borrower is the sole owner of all legal and equitable rights, title and interest in and to the Collateral (subject, however only to the lien of this Agreement), and has the lawful right to grant the pledge of the Collateral pursuant to this Agreement, (ii) Borrower will not hereafter pledge, hypothecate, sell, exchange, transfer, assign or otherwise dispose of or encumber in any manner all or any part of the Collateral, and Borrower has not heretofore done so, (iii) Borrower will not modify the Purchase Agreement or release or impair in any manner, the Collateral or any of Borrower's rights, remedies or benefits thereof or thereunder, without in each instance receiving the express prior written consent of Lender, (iv) Borrower will promptly deliver to Lender upon receipt copies of any notices of default, and will promptly notify Lender as to the existence of any default under the Purchase Agreement whenever Borrower becomes aware thereof.  Borrower will not take any action to enforce the Purchase Agreement without prior written notice to and receipt of written approval of Lender.

4.       Any one or more of the following events shall be considered an Event of Default hereunder and under this Agreement:

(a)            If Borrower shall fail to pay when due any principal, interest or other sum owing on any of the Obligations when due; or

(b)           If Borrower shall fail to perform any other covenant or agreement herein, in the Warrant or in any of the other Loan Documents and such default continues uncorrected for a period of thirty (30) days after written notice of such default from Lender to Borrower; or

(c)            If any warranty or representation of Borrower made to the Lender shall be untrue or misleading in any material respect; or

(d)           If a trustee or receiver is appointed for Borrower or for all or a substantial part of Borrower's assets; or if Borrower makes a general assignment for the benefit of creditors; or if Borrower files for bankruptcy; or if an involuntary bankruptcy petition is filed against Borrower and such petition is not dismissed within forty-five (45) days after the filing of the same; or

(e)            If any property of Borrower pledged or hypothecated to Lender, or any deposit account held by Lender, is levied upon or attached or further encumbered, or garnished or the Collateral shall otherwise be impaired and same is not removed within thirty (30) days after written notice thereof from Lender to Borrower, as determined by Lender; or

(f)            If there occurs any material adverse change in the financial condition of the Borrower or value of the Collateral, as determined by Lender; or

(g)           If a final judgment is entered against Borrower, and the same is not discharged, appealed (provided such appeal stays such judgment) or satisfied within thirty (30) calendar days; or

(h)           If Borrower is liquidated or dissolved; or

(i)            A default shall occur under that certain Secured Promissory Note in the original principal amount of $250,000 from Borrower to Lender dated July 1, 2009.

5.       At any time after the occurrence of an Event of Default, Lender may, without any further notice or demand, exercise the following rights and remedies, in addition to the rights and remedies available to Lender under any of the other Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the Lender under law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently; (a) declare any or all of the Obligations not already due to be immediately due and payable; (b) enforce, by any proceedings or otherwise, any of the Obligations; (c) take exclusive possession of any or all of the Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time, and so far as Borrower may give authority therefore, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrower's expense, to assemble and deliver any or all of the Collateral to such place or places as Lender may reasonably request; (d) enforce any liens or security interests securing the Obligations, including collecting or liquidating all or any part of the Collateral or other security or selling, assigning, leasing, renting, licensing or otherwise disposition of all or any part of the Collateral or other security or any interest therein, in one or more parcels, at the same or different times, at public of private sale or disposition, or otherwise; (e) demand, compromise, collect, sue for and receive any money or property at any time due, payable or receivable on account of any or all accounts, promissory notes or other instruments, guaranties, letters of credit, chattel paper, security agreements, contract rights, tax refunds or general intangibles of Borrower constituting Collateral, or on account of any or all other debts, liabilities or obligations payable to Borrower constituting Collateral; (f) endorse Borrower's name on any promissory notes or other instruments, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Lender's possession or control from time to time; and/or (g) terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Lender to Borrower.  Borrower agrees that commercial reasonableness and good faith require Lender to give Borrower no more than ten days prior written notice of the time and place of any public disposition or any other intended disposition is to be made.  All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery.  In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until final payment thereon has been received by Lender in immediately available funds, and Lender shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty.

6.       In addition to any other sums payable by Borrower with reference to the Obligations, after the occurrence of any Event of Default, Borrower agrees to pay Lender's costs of collection and reasonable attorneys' fees incurred in the enforcement of any provision hereof or collection of any of the Obligations, whether suit be brought or not.

7.       The Borrower agrees to pay reasonable costs and expenses incurred by the Lender in connection with the Revolving Line of Credit Promissory Note, this Agreement and the other Loan Documents including, but not limited to, reasonable attorneys’ fees and expenses, recording costs, title search fees and the like.

8.       The proceeds of this Agreement shall be used and dealt with by the Borrower as part of its working capital and shall be subject to the risks of its business.

9.       This Agreement shall be binding upon the Lender and the Borrower and their respective, heirs, executors, administrators, successors and assigns.

10.     This Agreement is governed by the laws of the Commonwealth of Virginia.

11.       The requirements of the Revolving Line of Credit Promissory Note shall govern the obligations of the Borrower to the extent of any inconsistency between the terms of this Agreement and the terms of the Revolving Line of Credit Promissory Note.

12.       Any notice required to be provided hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, email, telecopy, expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the address shown below.  Any such notice shall be deemed to have been given at the time of personal delivery, or in the case of email or telecopy, upon receipt, or in the case of delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein.

(a)	If for Borrower:

SteelCloud, Inc.
13962 Park Center Road
Herndon, VA  20171
Attn: Brian Hajost

(b)	If for Lender:

Caledonia Capital Corporation
19441 Golf Vista Plaza, Suite 360
Leesburg, VA  20176
Attn:  Edward M. Murchie

IN WITNESS WHEREOF, the parties hereto have set their hands this 3rd day of November, 2009.

LENDER:

Caledonia Capital Corporation

By:	/s/ Edward M. Murchie
Edward M. Murchie, President

BORROWER:

SteelCloud, Inc.

By:	/s/ Brian Hajost
Brian Hajost, President

Exhibit A

STEELCLOUD, INC.
REVOLVING LINE OF CREDIT PROMISSORY NOTE

$150,000.00	Herndon, Virginia	November , 2009

     FOR VALUE RECEIVED, the undersigned SteelCloud, Inc., a Virginia corporation ("Borrower"), promises to pay to Caledonia Capital Corporation, a Delaware corporation ("Lender" and, together with  Borrower hereinafter collectively referred to as "Parties"), the principal sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00), or so much thereof as may from time to time be advanced, together with interest accrued on the unpaid principal balance hereof as set forth below.
1.           Interest Rate; Payments.  Commencing on the date hereof and continuing until this Note is paid in full, the unpaid principal amount from time to time outstanding under this Note shall accrue interest at a rate of interest equal to fifteen percent per annum (15%) (the “Contract Rate”).  Accrued interest under this Note shall be payable in monthly installments commencing thirty (30) days after the date hereof and continuing on the same day of each successive calendar month thereafter until this Note has been paid in full.    Interest shall be calculated on a daily based on the principal amount outstanding and unpaid on each day.  All interest calculations under this Note shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed
2.           Payment of Principal.  If not sooner paid, the entire principal balance remaining unpaid, together with interest accrued and unpaid thereon and all other sums due hereunder, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010 (the “ Maturity Date”), or (b) the date that the Borrower shall have raised a total of not less than $1,000,000 in New Equity Capital (defined below) from one or more investors (“Capitalization Date”).  For the purposes of this clause, New Equity Capital shall be defined as capital invested in the equity of the Borrower accompanied by the issuance by Borrower of shares of stock which were not trading in the public markets prior to the date of this Note.  This Note may be prepaid in whole or in part at any time without penalty or premium.  Each payment by Borrower to Lender on this Note shall be applied first to costs, if any, pursuant to Section 8 hereof and then applied to any accrued interest, and then any remaining portion of the payment after such applications shall be applied to reduction of outstanding principal balance of this Note.  All payments made under this Note shall be made to the Lender at 19441 Golf Vista Plaza, Suite 360, Leesburg, VA  20176, or at such other address as the Lender may direct by notice to Borrower.  Payments shall be deemed made upon receipt.
3.           Revolving Note.  This Note is a "revolving line of credit" note.  Principal advances may be made, from time to time, by Lender up to the principal amount of this Note, and principal payments maybe made, from time to time, by Borrower to reduce the principal balance owing pursuant to this Note.  In no event shall any principal advance be made after the Maturity Date.  The initial advance shall be $60,000 and shall be advanced upon execution of this Note and the Agreement referenced in Section 4 by Borrower.  All advances and all payments made on account of principal shall be endorsed by the holder on the attached schedule to this Note (“Schedule A”).

     4.   Line of Credit Agreement.  This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of Line of Credit Agreement (the "Agreement") between Borrower and Lender dated the same date as this Note.
     5.   Events of Default.  The outstanding principal and accrued interest hereon shall mature and become automatically due and payable, without notice or demand, upon the occurrence of any of the following Events of Default:
a)	The failure by Borrower to make a payment of any principal or interest on the Note within ten (10) days after the same becomes due and payable;
b)
The failure by Borrower to perform any of its obligations, except the payment of principal and interest, arising under this Note, the Agreement or any other agreement between Borrower and Lender within five (5) days after receipt of written  notice of such failure; or

c)
The filing by or against the Borrower of a voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property and, in the case of any involuntary proceeding not consented to by Borrower, such proceeding is not dismissed within sixty (60) days of its filing;

d)
If all or a substantial portion of Borrower’s assets become subject to writ of attachment, writ of execution or any other lien, and such writ or lien is not released within twenty (20) calendar days; or

e)	A default shall occur under that certain Secured Promissory Note in the original principal amount of $250,000 from Lender to Borrower dated July 1, 2009.
6.           Remedies.  The following remedies are available to Lender if an Event of Default has occurred under this Note: (a) the outstanding principal and accrued interest under the Note shall mature and become automatically due and payable, without notice or demand; and (b) Lender may exercise any other remedies available to it at law or in equity.
7.           Waiver.  Borrower, sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (a) waive presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, subordination, exchange or release of any such security or the release of any parties primarily or secondarily liable hereon, (c) agree that the Lender shall not be required first to institute suit or exhaust its remedies hereon against the Borrower, or other any party liable or to become liable hereon or to enforce its rights against any or all of them or any security with respect to same, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice hereof to any of them.

8.           Collection Fees.  In the event, after default, counsel is employed by the Lender to collect this obligation or to protect the security hereof, Borrower hereby agrees to pay the Lender’s attorney's fees so incurred by Lender whether or not suit be brought, and all other costs and expenses connected with collection.
9.           Records.  Borrower hereby appoints Lender as the authorized agent of Borrower with full authority to record on the Schedule, which is incorporated herein by reference for all purposes, the dates of each transaction, amounts of all principal advances, as well as principal and interest payments, made under this Note, and balance due on the Note.
10.        Notice.  Any notice required to be provided to Borrower hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, telecopy, expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at Borrower's address shown below or at Borrower's most current address on file with Lender.  Any such notice shall be deemed to have been given at the time of personal delivery, or in the case of telecopy, upon receipt, or in the case of delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein.  Borrower promises to give Lender prompt notice of any change in Borrower's address.
11.         Miscellaneous.
a.
No failure or delay by Lender in exercising any right, power or privilege under this Note or the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise or any other right, power or privilege.

b.	The captions used in this Note are for convenience only and shall not be deemed to amplify, modify or limit any provision hereof.
c.	Words of any gender used in this Note shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context otherwise requires.
d.	This Note shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.
e.
This Note, together with the Agreement, contains the entire agreement between the Parties with respect to the subject matter hereof and can be altered, amended or modified only by a written instrument executed by both Parties.

f.	This Note may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.
g.	Time is of the essence in the performance of each obligation, covenant and condition under this Note.
h.	This Note shall be governed by the laws of the Commonwealth of Virginia

12.
Default Interest and Late Fees In the event any installment of principal and/or interest due under this Note is not actually received by the Lender within fifteen (15) days after the date when the same is due, then the Lender shall be entitled to collect a "late charge" in an amount equal to five percent (5.0%) of such installment.  Time shall be of the essence as to each and every provision of this Note.  Any payments of interest and/or principal hereunder, not actually received by the Lender within fifteen (15) days after the date when the same is due, together with the accrued late charges thereon (whether in due course or after acceleration of maturity as herein provided for) and all sums advanced or expended by the holder for the Borrower's account pursuant to any of the loan documents evidencing or securing the loan shall bear interest at the rate of five percent (5%) per annum in excess of the interest rate then in effect hereunder.

13.
Commercial Purpose. The Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or the Borrower is a business or commercial organization.  The Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the loan evidenced by this Note shall be construed for all purposes as a commercial loan.

WITNESS the execution hereof by the Borrower on the date first hereinabove written.

BORROWER:

STEELCLOUD, INC., a Virginia corporation

By:
Brian Hajost, President
SteelCloud, Inc.
13962 Park Center Road
Herndon, VA 20171

Signed and sworn to before me this ___ day of November 2009.

Notary Public

SCHEDULE A

Date of Transaction	Advance Amount	Interest Payments	Principal Payment

November ____, 2009	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	_______________
________________	_______________	_______________	________________

Exhibit B

Warrant

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

To Purchase ____________ Shares of Common Stock of

SteelCloud, Inc.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) CERTIFIES that, for value received, Caledonia Capital Corporation, a Delaware corporation,  (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of this Warrant (the “Initial Exercise Date”) and on or prior to the fourth anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from SteelCloud, Inc., a corporation incorporated in the Commonwealth of Virginia (the “Company”), up to _____________ shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).  The purchase price of each share of Common Stock (the “Exercise Price”) issuable upon the exercise of this Warrant shall be $______, subject to adjustment hereunder.  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1.    Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2.    Authorization of Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.    Exercise of Warrant.

(a)  Subject to Section 3(b), exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise/Exchange Form annexed  hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 business days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Certificates for shares purchased hereunder shall be delivered to the Holder within the earlier of (i) 5 business days after the date on which the Notice of Exercise shall have been delivered by facsimile copy or (ii) 3 business dates from the delivery to the Company of the Notice of Exercise Form by facsimile copy, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”); provided, however, in the event the Warrant is not surrendered or the aggregate Exercise Price is not received by the Company within 5 business days after the date on which the Notice of Exercise shall be delivered by facsimile copy, the Warrant Share Delivery Date shall be extended to the extent such 5 business day period is exceeded.  This Warrant shall be deemed to have been exercised on the later of the date the Notice of Exercise is delivered to the Company by facsimile copy and the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.  If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the third Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(b)             If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

4.    No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.    Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.    Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.    Transfer, Division and Combination.

(a)             Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)             This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)             The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)             The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)             If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

8.     No Rights as Shareholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.     Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.    Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

11.    Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12.    Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of any of its property, assets or business to another corporation (including by way of a spinoff) and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets to which the holder of the securities deliverable upon the exercise of this Warrant would have been entitled in such reorganization, reclassification, merger, consolidation or disposition of assets if this Warrant had been exercised immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12.  For purposes of this Section 12, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

13.    Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14.    Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15.    Notice of Corporate Action.  If at any time:

(a)           the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder the same notice given to the record holders of its Common Stock. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

16.    Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.    Miscellaneous.

(a)             Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law thereof.

(b)             Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c)             Nonwaiver.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(d)             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the following:

If to the Company:
SteelCloud, Inc.
13962 Park Center Road
Herndon, VA 20171
Attention: Kevin Murphy, Chief Financial Officer

If to the Holder:
Caledonia Capital Corporation
19441 Golf Vista Plaza
Suite 360
 Leesburg, VA  20176
Attention: Edward M. Murchie

(e)             Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)             Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h)             Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i)             Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j)             Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

18. Registration Rights. Commencing on or about December 31, 2009, the Company shall prepare and file a registration statement with respect to the issuance and the resale of the Warrant Shares on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”) and shall use its best efforts to cause the Registration Statement to be declared effective on or as soon as practicable thereafter, and to keep such Registration Statement continuously effective for a period ending upon all Warrant Shares having been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for Warrant Shares not bearing the Securities Act restricted stock legend and such Warrant Shares may be resold without restriction under the Securities Act.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___________, 200__
STEELCLOUD, INC.

By:
Name: Kevin Murphy
Title: Chief Financial Officer

NOTICE OF EXERCISE/EXCHANGE

To:           SteelCloud, Inc.

(1)    The undersigned hereby elects to purchase ________ Warrant Shares of SteelCloud, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Caledonia Capital Corporation

By:
Name:
Title:
Dated: ________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:	_____________________________

Holder's Address:	_____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.